UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Material under §240.14a-12

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The letter attached below may be distributed on May 10, 2019 by Buckeye Partners, L.P. to its employees.

Buckeye CEO Letter to Employees

RE: Buckeye to be Acquired by Entities Affiliated with IFM Global Infrastructure Fund

Dear Colleagues:

I’m writing to you today with important news. Following careful deliberation by the Board of Directors, we have entered into an agreement to be acquired by entities affiliated with IFM Global Infrastructure Fund (IFM), one of the world’s leading long-term infrastructure investment funds. This is an exciting milestone in our 133-year history and will give us the expertise and resources needed to position Buckeye for long-term success.

Founded in 1995 as a consortium of Australian pension funds, universities, foundations and other institutional investors with shared long-term investment philosophies, IFM has over 20 years’ experience investing in more than 30 infrastructure assets in the United States and around the world. With $90 billion of assets under management, IFM has a strong track record of supporting portfolio companies and providing additional capital expenditure to fund their further growth.

We are confident and assured that, subject to the completion of the transaction, IFM is the right partner to position Buckeye for future growth. Following the close of the transaction, we will retain the Buckeye name, and will continue with business as usual. As a private company, we will have access to the resources and long-term commitment needed to better pursue new capital investment in existing assets and targeted acquisition opportunities as our sector continues to evolve, including further geographic and product diversification.

Your talent, dedication and commitment have been, and will continue to be, a driving force behind both our success to date and IFM’s interest in Buckeye. I would like to emphasize that there are no plans for any closures or relocations, and IFM is committed to continuing to offer compensation and benefits that are comparable and competitive in the markets in which we operate. Your executive leadership team remains fully committed to our future success, and we’re excited for this new chapter in the history of Buckeye. We look forward to working with IFM to continue to grow our company, which we believe will lead to exciting new opportunities for our employees.

The transaction is subject to unitholder and regulatory approvals and other customary closing conditions and is expected to close in the fourth quarter of 2019. In the meantime, I would like to emphasize that, as always, our commitment to safety should be our top priority, and we need to stay focused on our everyday duties and responsibilities. We will continue to keep you informed throughout the process and communicate any important developments as soon as possible.

In the interim, executive management will separately host in-person town halls to talk through any questions at the following locations and times:

•                  Houston: Friday, May 10 at 2:00PM CDT

•                  Breinigsville: Friday, May 10 at 3:00PM EDT

You can access more information about this transaction on SharePoint, including a list of FAQs and a short video from me. Should you have additional questions, please feel free to reach out to senior leadership, including your Business Unit President, or email whatsthedeal@buckeye.com.

If you receive any inquiries from customers or suppliers related to the announcement, please refer them to your Business Unit President. If a member of the media contacts you, please do not comment and pass on their details to Kevin Goodwin at kgoodwin@buckeye.com.

Thank you again for everything you do for Buckeye and for your continued commitment to safety and operational excellence.

Sincerely,

Clark

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Buckeye Partners, L.P. (“Buckeye”). In connection with the proposed acquisition, Buckeye intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. Holders of Buckeye’s LP Units (the “Unitholders”) are urged to read all relevant documents filed with the SEC, including Buckeye’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and Unitholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Buckeye at http://www.buckeye.com/InvestorCenter/SECFilings/tabid/222/Default.aspx or by directing a request to Buckeye’s Investor Relations Department at 800-422-2825 or irelations@buckeye.com.

Participants in the Solicitation

Buckeye and its respective directors, executive officers, general partners, limited partners and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Buckeye’s Unitholders in favor of the proposed transaction.  Information about the directors and executive officers of Buckeye’s general partner is set forth in Buckeye’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Limited Partners, which was filed with the SEC on April 17, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Buckeye’s Unitholders generally, will also be included in Buckeye’s proxy statement relating to the proposed transaction, when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this communication includes “forward-looking statements.” All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts, are forward-looking statements. Such statements use forward-looking words such as “proposed,” “anticipate,” “project,” “potential,” “could,” “should,” “continue,” “estimate,” “expect,” “may,” “believe,” “will,” “plan,” “seek,” “outlook” and other similar expressions that are intended to identify forward-looking statements, although some forward-looking statements are expressed differently. These statements discuss future expectations and contain projections. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which Buckeye is subject, including those governing pipeline tariff rates and those that permit the treatment of Buckeye as a partnership for federal income tax purposes; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) changes in the marketplace for Buckeye’s products or services, such as increased competition, changes in product flows, better energy efficiency or general reductions in demand; (iv) adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; (v) shutdowns or interruptions at Buckeye’s pipeline, terminalling, storage and processing assets or at the source points for the products Buckeye transports, stores or sells; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of Buckeye’s assets; (vii) volatility in the price of liquid petroleum products; (viii) nonpayment or nonperformance by Buckeye’s customers; (ix) Buckeye’s ability to integrate acquired assets with its existing assets and to realize anticipated cost savings and other efficiencies and benefits; (x) Buckeye’s ability to successfully complete its organic growth projects and to realize the anticipated financial benefits; (xi) the risk that the proposed merger with Hercules Intermediate Holdings LLC may not be completed in a timely manner or at all; (xii) Buckeye’s failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Hercules Intermediate Holdings LLC by Buckeye’s Unitholders; (xiii) the possibility that competing offers or acquisition proposals for Buckeye will be made; (xiv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger dated May 10, 2019, between Hercules Intermediate Holdings LLC, Hercules Merger Sub LLC, Buckeye, Buckeye Pipe Line Services Company and Buckeye GP LLC (the “Merger Agreement”), including in circumstances which would require Buckeye to pay a termination fee or other expenses; (xvi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Buckeye’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (xvii) risks related to diverting management’s attention from Buckeye’s ongoing business operations; (xviii) the risk that Unitholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs to defend or resolve; (xix) the possibility that long-term financing for the proposed acquisition may not be available on favorable terms, or at all; and (xx) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC on February 15, 2019) and other risk factors identified herein or from time to time in Buckeye’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of Buckeye’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and Buckeye cannot assure you that actual results or developments that it anticipates will be realized or, even if substantially realized, will have the expected consequences to or effect on Buckeye or its business or operations.

The forward-looking statements contained in this communication speak only as of the date hereof. Although the expectations in the forward-looking statements are based on Buckeye’s current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, Buckeye undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to Buckeye or any person acting on Buckeye’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication and in Buckeye’s future periodic reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur.